Exhibit 99.1

For Further Information Contact

Eddie Northen, (404) 888-2242

GREGORY B. MORRISON ELECTED TO THE ROLLINS, INC.

BOARD OF DIRECTORS

ATLANTA, GEORGIA, May 24, 2021: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, announced the election of Gregory B. Morrison to the Board of Directors, effective June 1, 2021.

Morrison is the retired Senior Vice President and Corporate Chief Information Officer (CIO) for Cox Enterprises, Inc. During his 18 years as CIO at Cox, Morrison was responsible for the management and operations of all technological information including cybersecurity. He is known for the production of large-scale business transformations and the development of key technological advances that help improve manual business processes. Prior to joining Cox, Mr. Morrison served as Executive Vice President and Chief Operating Officer of RealEstate.com, a B2B e-commerce internet company, and held various executive positions in technology and business at Prudential Financial, Inc. from 1989 to 2000, including Vice President and CIO.

Currently, Morrison is on the corporate Board of Directors for Veritex Holdings and IEWC Global Solutions. He also serves on the Global Advisory Board of Tricentis, a software test automation company.

Morrison has received numerous awards and has been widely recognized in various publications. He was named one of US Black Engineer Magazine’s Most Important Blacks in Technology for nine consecutive years from 2005 – 2013, as well as one of Computerworld Magazine’s Premier 100 IT Leaders. Morrison is also listed by Black Enterprises as one of the 300 Most Powerful Executives in Corporate America and by Savory Magazine as one of the Most Influential Blacks in Corporate America.

Gary W. Rollins, Chairman of the Board, stated, “The Company is very fortunate to have Greg join our Board. We look forward to the knowledge and leadership that he will be bringing to our Company.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, Crane Pest Control, and MissQuito, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com, www.missquito.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the CEO’s statement about the Company looking forward to the knowledge and leadership that Gregory B. Morrison will bring to the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the coronavirus (COVID-19) pandemic, the potential impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company's operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2020 and the Company’s Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2021.